Exhibit 4.1

EXECUTION VERSION

PG&E CORPORATION

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as

TRUSTEE

Indenture

Dated as of June 23, 2020

PG&E Corporation

Reconciliation and Tie Between Trust Indenture Act of 1939 and

Indenture, dated as of June 23, 2020

Trust Indenture	Indenture Section
Act Section
§ 310 (a)(1)	609
(a)(2)	609
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	608, 610
§ 311 (a)	613
(b)(4)	613(a)
(b)(6)	613(b)
§ 312 (a)	701, 702(a)
(c)	702(b)
§ 313 (a)	703(a)
(b)	703(b)
(c)	703(c), 704
(d)	703(c)
§ 314 (a)	704, 1007
(b)	Not Applicable
(c)(1) 102
(c)(2)	102
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	102
§ 315 (a)	601(a)
(b)	602
(c)	601(b)
(d)	601(c)
(d)(1)	601(a)(1)
(d)(2)	601(c)(2)
(d)(3)	601(c)(3)
(e)	514
§ 316 (a)	101
(a)(1)
(A)	502, 512
(a)(1)
(B)	513
(a)(2)	Not Applicable
(b)	607, 613
(c)	802(b)
§ 317 (a)(1)	503
(a)(2)	504
(b)	1003
§ 318 (a)	107

TABLE OF CONTENTS

		PAGE
ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION		1

Section 101.	Definitions	1
Section 102.	Compliance Certificates and Opinions	911
Section 103.	Form of Documents Delivered to Trustee	12
Section 104.	Acts of Holders	12
Section 105.	Notices, Etc., to Trustee and Company	13
Section 106.	Notice to Holders of Securities; Waiver	13
Section 107.	Conflict With Trust Indenture Act	14
Section 108.	Effect of Headings and Table of Contents	14
Section 109.	Successors and Assigns	14
Section 110.	Separability Clause	14
Section 111.	Benefits of Indenture	14
Section 112.	Governing Law	14
Section 113.	Legal Holidays	14
Section 114.	Electronic or Facsimile Communication	15
Section 115.	Waiver of Jury Trial	15
Section 116.	Investment of Cash Held by the Trustee	15

ARTICLE TWO

FORMS OF SECURITIES		16

Section 201.	Forms Generally	16
Section 202.	Form of Trustee’s Certificate of Authentication	16
Section 203.	Securities Issuable in the Form of a Global Security	16

ARTICLE THREE

THE SECURITIES		18

Section 301.	Amount Unlimited; Issuable in Series	18
Section 302.	Execution, Authentication, Delivery and Dating	21
Section 303.	Registration, Registration of Transfer and Exchange	22
Section 304.	Mutilated, Destroyed, Lost and Stolen Securities	23
Section 305.	Payment of Interest; Interest Rights Preserved	23
Section 306.	Persons Deemed Owners	24
Section 307.	Cancellation	24
Section 308.	Computation of Interest	24
Section 309.	CUSIPS	25

i

Section 703.	Certain Rights of Trustee	38
Section 704.	Not Responsible for Recitals or Issuance of Securities	40
Section 705.	May Hold Securities	40
Section 706.	Money Held in Trust	40
Section 707.	Compensation and Reimbursement	40
Section 708.	Disqualification; Conflicting Interests	41
Section 709.	Corporate Trustee Required; Eligibility	41
Section 710.	Resignation and Removal; Appointment of Successor	41
Section 711.	Acceptance of Appointment by Successor	43
Section 712.	Merger, Conversion, Consolidation or Succession to Business	44
Section 713.	Preferential Collection of Claims Against Company	44
Section 714.	Appointment of Authenticating Agent	44

ARTICLE EIGHT

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY		45

Section 801.	Company to Furnish Trustee Names and Addresses of Holders	45
Section 802.	Preservation of Information; Communications to Holders	46
Section 803.	Reports by Trustee	46
Section 804.	Reports by Company	46

ARTICLE NINE

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE		47

Section 901.	Company May Consolidate, Etc., Only on Certain Terms	47
Section 902.	Successor Corporation Substituted	48

ARTICLE TEN

AMENDMENTS, SUPPLEMENTS AND WAIVERS		48

Section 1001.	Without Consent of Holders	48
Section 1002.	With Consent of Holders	49
Section 1003.	General Provisions Regarding Modifications, Amendments and Supplements	50
Section 1004.	Execution of Supplemental Indentures	50
Section 1005.	Effect of Supplemental Indentures	50
Section 1006.	Conformity With Trust Indenture Act	51
Section 1007.	Reference in Supplemental Indentures	51

ARTICLE ELEVEN

COVENANTS		51

Section 1101.	Payment of Principal and Interest	51
Section 1102.	Maintenance of Office or Agency	51

Section 1103.	Money for Securities Payments to be Held in Trust	51
Section 1104.	Corporate Existence.	52
Section 1105.	Statement as to Compliance.	53
Section 1106.	Waiver of Certain Covenants	53
Section 1107.	Future Guarantees	53

ARTICLE TWELVE

REDEMPTION OF SECURITIES		53

Section 1201.	Applicability of Article	53
Section 1202.	Election to Redeem; Notice to Trustee	53
Section 1203.	Selection by Trustee of Securities to be Redeemed	54
Section 1204.	Notice of Redemption	54
Section 1205.	Deposit of Redemption Price	55
Section 1206.	Securities Payable on Redemption Date	55
Section 1207.	Securities Redeemed in Part	56

ARTICLE THIRTEEN

SINKING FUNDS		56

Section 1301.	Applicability of Article	56
Section 1302.	Satisfaction of Sinking Fund Payments With Securities	56
Section 1303.	Redemption of Securities for Sinking Fund	57

ARTICLE FOURTEEN

GUARANTEE		57

Section 1401.	Guarantee	57
Section 1402.	Limitation on Guarantor Liability	58
Section 1403.	Guarantors May Consolidate, etc., on Certain Terms	59
Section 1404.	Stay of Acceleration	59
Section 1405.	Execution and Delivery of Guarantee	60
Section 1406.	Releases	60

ARTICLE FIFTEEN

MISCELLANEOUS PROVISIONS		61

Section 1501.	No Recourse Against Others	61
Section 1502.	Assignment; Binding Effect	61
Section 1503.	USA PATRIOT Act	61
Section 1504.	Foreign Account Tax Compliance Act (FATCA)	62

INDENTURE

THIS INDENTURE (this “Indenture”) is made as of June 23, 2020, between PG&E CORPORATION, a corporation duly organized and existing under the laws of the State of California (herein called the “Company”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, as Trustee (herein called the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its secured senior debentures, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as in this Indenture provided; and

WHEREAS, all things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, for and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

Section 101. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation; and

(4) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Certain terms, used principally in Article Six, are defined in that Article.

“A/R Securitization Assets” means (i) any accounts receivable, notes receivable, rights to future accounts receivable, notes receivable or residuals or other similar rights to payments due or any other rights to payment or related assets in respect of the provision of gas and electric service to consumers or otherwise (whether then existing or arising in the future) of the Company or any of its Subsidiaries and the proceeds thereof and (ii) all collateral securing such receivable or asset, all contracts and contract rights, guarantees or other obligations in respect of such receivable or asset, lockbox accounts and records with respect to such receivables or asset and any other assets customarily transferred (or in respect of which security interests are customarily granted) together with receivables or assets in connection with a securitization transaction involving such assets.

“A/R Securitization Subsidiary” means PG&E AR Facility, LLC and any other Subsidiary formed and operating solely for the purpose of entering into A/R Securitization Transactions and engaging in activities ancillary thereto.

“A/R Securitization Transaction” means any financing transaction or series of financing transactions entered into by any Subsidiary of the Company pursuant to which such Subsidiary may sell, convey or otherwise transfer to any Person (including, without limitation, an A/R Securitization Subsidiary), or may grant a security interest in any A/R Securitization Assets and that are (other than to the extent of the Standard A/R Securitization Obligations) non-recourse to the Company or any of its Subsidiaries (other than an A/R Securitization Subsidiary).

“Act” when used with respect to any Holder of a Security, has the meaning specified in Section 104.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Authenticating Agent” means any Person or Persons authorized by the Trustee to authenticate one or more series of Securities.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time or upon the occurrence of a subsequent condition. The term “Beneficially Own” has a corresponding meaning. For purposes of this definition, a Person shall be deemed not to Beneficially Own securities that are the subject of a stock purchase agreement, merger agreement, amalgamation agreement, arrangement agreement or similar agreement until consummation of the transactions or, as applicable, series of related transactions contemplated thereby.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of the officers and/or directors of the Company appointed by that board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banking institutions in The City of New York, New York or San Francisco, California are required or authorized by law or other governmental action to be closed.

“Capital Lease Obligations” means, with respect to any Person, all lease obligations of such Person required to be classified and accounted for as capital leases on the balance sheet of such Person under GAAP. The amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, regardless of whether such debt securities include any right of participation with Capital Stock.

“Certificate of a Firm of Independent Public Accountants” means a certificate signed by an independent public accountant or a firm of independent public accountants who may be the independent public accountants regularly retained by the Company or who may be other independent public accountants. Such accountant or firm shall be entitled to rely upon an Opinion of Counsel as to the interpretation of any legal matters relating to such certificate.

“Change of Control” means the occurrence of one or more of the following events:

(a)

any sale, conveyance, lease, exchange or other transfer, in one transaction or a series of related transactions, of all, or substantially all, of the assets of the Company (determined on a consolidated basis) to any “person” or “group” (as those terms are used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) of persons; or

(b)

the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) of persons shall have become the Beneficial Owner, directly or indirectly, of more than 50% of the then outstanding Voting Stock of the Company, measured by voting power rather than number of shares.

“Collateral” means, with respect to Securities of any series, all the assets and properties subject to the Liens created by the Collateral Documents with respect to such series of Securities together with its successors and permitted assigns.

“Collateral Agent” means, with respect to Securities of any series, any Person appointed as collateral agent under this Indenture and the Collateral Documents with respect to such series of Securities.

“Collateral Documents” means, with respect to Securities of any series, such agreements, instruments and documents that are intended to create, perfect or evidence Liens to secure Securities of such series issued hereunder, including, without limitation, all security agreements, pledge agreements, loan agreements, notes, guarantees, pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, financing statements and all other written matter whether heretofore, now or hereafter executed by the Company or any of its Subsidiaries and delivered to the Collateral Agent for its benefit and the benefit of the Trustee and the Holders of Securities of such series, as amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented, modified or otherwise changed from time to time.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor corporation.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman of the Board, its President, a Vice President, its Chief Financial Officer, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 400 South Hope Street, Suite 500, Los Angeles, California 90071.

“Corporation” includes corporations, partnerships, limited liability companies, associations, companies and business trusts.

“Covenant Defeasance” has the meaning specified in Section 503.

“Default” means any event, act or condition which with notice or lapse of time, or both, would (without cure or waiver hereunder) constitute an Event of Default.

“Defaulted Interest” has the meaning specified in Section 305.

“Depositary” means, unless otherwise specified by the Company pursuant to either Section 203 or 301, with respect to Securities of any series issuable or issued as a Global Security, The Depository Trust Company, New York, New York, or any successor thereto registered as a clearing agency under the Exchange Act, or other applicable statute or regulation.

“Disqualified Capital Stock” means that portion of any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the date 91 days after the final maturity date of the relevant series of Securities.

“Event of Default” has the meaning specified in Section 601.

“Exchange Act” means Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time. Notwithstanding any other provision contained in this Indenture, all terms of an accounting or financial nature used in this description shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of Financial Accounting Standards Board ASU No. 2016 02, Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015.

“Global Security” means, with respect to any series of Securities issued hereunder, a Security that is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with Section 203 of this Indenture and any indenture supplemental hereto.

“Guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any debt of another Person. When used as a verb, “Guarantee” has a correlative meaning.

“Guarantee Obligation” means, with respect to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing Person that Guarantees any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing Person, regardless of whether contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof or (v) to reimburse or indemnify an issuer of a letter of credit, surety bond or guarantee issued by such issuer in respect of primary obligations of a primary obligor other than the Issuer or any Significant Subsidiary; provided, however, that the term “Guarantee Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing Person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing Person’s reasonably anticipated liability in respect thereof as determined by the Issuer in good faith.

“Guarantor” means any Subsidiary of the Company that Guarantees the obligations of the Company under the Securities and under this Indenture pursuant to a Subsidiary Guarantee provided in accordance with Article Fourteen, in each case, until such Subsidiary Guarantee has been released in accordance with Article Fourteen.

“Holder” when used with respect to any Security, means the Person in whose name the Security is registered in the Security Register.

“Indebtedness” means, with respect to any Person at any date, without duplication:

(a)	all indebtedness of such Person for borrowed money;

(b)

all obligations of such Person for the deferred purchase price of property or services due more than six months after such property is acquired or such services are completed (other than trade payables, including under energy procurement and transportation contracts, incurred in the ordinary course of such Person’s business);

(c)	all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments;

(d)	all Capital Lease Obligations of such Person;

(e)

all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of bankers’ acceptances, letters of credit, surety bonds or similar arrangements (other than reimbursement and other such obligations that are not due and payable on such date and were incurred in the ordinary course of business);

(f)	the liquidation value of all Disqualified Capital Stock of such Person;

(g)	all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (f) above; and

(h)

all obligations of the kind referred to in clauses (a) through (g) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, regardless of whether such Person has assumed or become liable for the payment of such obligation (provided that if such Person is not liable for such obligation, the amount of such Person’s Indebtedness with respect thereto shall be deemed to be the lesser of the stated amount of such obligation and the value of the property subject to such Lien).

The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

The amount of Indebtedness at any date will be the outstanding balance at such date of all unconditional obligations as described above and, upon the occurrence of the contingency giving rise to the obligation, the maximum liability of any contingent obligations of the types specified in the preceding clauses (a) through (h) at such date; provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

Notwithstanding the foregoing, the following shall not constitute “Indebtedness”:

(i) accrued expenses and trade accounts payable arising in the ordinary course of business;

(ii) any indebtedness that has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or U.S. Government Securities (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and the other applicable terms of the instrument governing such indebtedness;

(iii) any obligation arising from any agreement providing for indemnities, guarantees, purchase price adjustments, holdbacks, earnouts, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than Guarantees of Indebtedness) incurred by any Person in connection with the acquisition or disposition of any business, assets or Capital Stock;

(iv) any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such obligation is extinguished within five Business Days of its incurrence;

(v) any Treasury Management Arrangement;

(vi) any Non-Recourse Debt;

(vii) any obligations under an A/R Securitization Transaction; and

(viii) any obligation arising out of advances on trade receivables, factoring of receivables, customer prepayments and similar transactions in the ordinary course of business.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of the particular series of Securities established as contemplated by Section 301.

“Interest Payment Date” when used with respect to any series of Securities, means the dates established for the payment of interest thereon, as provided in the supplemental indenture for such series.

“Legal Defeasance” has the meaning specified in Section 502.

“Lien” means, with respect to any property or assets, including Capital Stock, any mortgage, lien, pledge, security interest or other encumbrance; provided, however, that the term “Lien” does not mean any easements, rights-of-way, restrictions and other similar encumbrances and encumbrances consisting of zoning restrictions, leases, subleases, restrictions on the use of property or defects in title.

“Material Credit Facility” means any credit facility pursuant to which the Company could be liable for obligations to any Person in respect of Indebtedness having an aggregate principal amount in excess of $10.0 million (regardless of whether such indebtedness has been incurred).

“Maturity” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Non-Recourse Debt” means Indebtedness of the Company or any of its Significant Subsidiaries that is incurred in connection with the acquisition, construction, sale, transfer or other disposition of specific assets, to the extent recourse, whether contractual or as a matter of law, for non-payment of such Indebtedness is limited (a) to such assets, or (b) if such assets are (or are to be) held by a Subsidiary formed solely for such purpose, to such Subsidiary or the Capital Stock of such Subsidiary.

“Officer” means, with respect to any Person, the Chairman of the board of directors, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the Chief Operating Officer, the President, the Treasurer, the Secretary or any Vice President, in each case, of such Person.

“Officer’s Certificate” means a certificate signed on behalf of the Company by an Officer of the Company, that meets the requirements set forth in Section 102.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee and/or the Collateral Agent, that meets the requirements of this Indenture. Such legal counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Outstanding” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(1) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation pursuant to this Indenture;

(2) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company), in either case pursuant to this Indenture, in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3) Securities that have been paid or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; and

(4) Securities, or portions thereof, converted into or exchanged for another security if the terms of such Securities provide for such conversion or exchange;

provided, however, that in determining, during any period in which any Securities of a series are owned by any Person other than the Company or any Affiliate thereof, whether the Holders of the requisite principal amount of Outstanding Securities of such series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities of such series owned by the Company or any Affiliate thereof shall be disregarded and deemed not to be Outstanding. In determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities that the Trustee knows to be so owned by the Company or an Affiliate of the Company in the above circumstances shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any Affiliate of the Company.

“Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 304 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Redemption Date” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 301, whether or not a Business Day.

“Responsible Officer” when used (1) with respect to the Trustee, means any officer of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and (2) with respect to the Collateral Agent, any officer of the Collateral Agent who shall have direct responsibility for the administration of the Collateral Documents.

“Securities Act” means the Securities Act of 1933, as amended.

“Security” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Security Documents” means, with respect to the Securities of any series, this Indenture, the Securities, the Subsidiary Guarantees and the Collateral Documents of such series.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 303.

“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is a “Significant Subsidiary” as such term is defined in Rule 1-02(w) of Regulation S-X under the Exchange Act as in effect on the issue date of the Securities. Unless otherwise qualified, all references herein to a “Significant Subsidiary” or to “Significant Subsidiaries” shall refer to a “Significant Subsidiary” or “Significant Subsidiaries” (as applicable) of the Company.

“Special Record Date” for the payment of any Defaulted Interest on the Securities of any series means a date fixed by the Trustee pursuant to Section 305.

“Standard A/R Securitization Obligations” means representations, warranties, covenants, indemnities, repurchase obligations, servicing obligations, guarantees, intercompany notes and obligations relating to contributions of A/R Securitization Assets to an A/R Securitization Subsidiary and other obligations entered into by any Subsidiary of the Company which are reasonably customary in A/R Securitization Transactions.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the first date it was incurred, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof; provided that, in the case of debt securities that are by their terms convertible into Capital Stock (or cash or a combination of cash and Capital Stock based on the value of the Capital Stock) of the Company, any obligation to offer to repurchase such debt securities on a date(s) specified in the original terms of such securities, which obligation is not subject to any condition or contingency, will be treated as a Stated Maturity date of such convertible debt securities.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity (other than a partnership or a limited liability company) of which more than 50% of the total voting power of its Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantee” means the guarantee by each Guarantor of the Company’s obligations under this Indenture and any Securities issued hereunder, executed pursuant to the provisions of Article Fourteen.

“Successor Company” has the meaning assigned thereto in Section 901(1).

“Successor Guarantor” has the meaning assigned thereto in Section 1403(a)(1)

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including, without limitation, deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and any reference herein to the Trust Indenture Act or a particular provision thereof shall mean such Trust Indenture Act or provision, as the case may be, as amended or replaced from time to time.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such with respect to one or more series of Securities pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“U.S. Government Securities” means any:

(1) security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in the case of clause (i) or (ii), is not callable or redeemable at the option of the issuer of the obligation; and

(2) depositary receipt issued by a bank (as defined in the Securities Act) as custodian with respect to any security specified in clause (1) above and held by such bank for the account of the holder of such depositary receipt or with respect to any specific payment of principal of or interest on any such security held by any such bank, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Securities or the specific payment of interest on or principal of the U.S. Government Securities evidenced by such depositary receipt.

“Vice President” when used with respect to the Company, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote under ordinary circumstances for the election of directors of such Person or other Persons performing similar functions (regardless of whether at the time stock of any other class or classes shall have or might have voting power upon the occurrence of any contingency).

Section 102. Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 103. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may be rendered, insofar as it relates to matters of New York law, in reliance on an opinion of New York counsel, which may be an opinion contemporaneously delivered to a third party or parties and shall expressly permit such reliance.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 104. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent, shall be sufficient for any purpose of this Indenture and (subject to Section 701) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c) The principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

(d) Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(e) The fact and date of execution of any such instrument or writing and the authority of the Person executing the same may also be proved in any other manner which the Trustee deems sufficient; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section.

(f) If the Company shall solicit from the Holders of Securities of any series any Act, the Company may, at its option, by Board Resolution, fix in advance a record date for the determination of Holders of Securities entitled to take such Act, but the Company shall have no obligation to do so. Any such record date shall be fixed at the Company’s discretion. If such a record date is fixed, such Act may be sought or given before or after the record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders of Securities for the purpose of determining whether Holders of the requisite proportion of Securities of such series Outstanding have authorized or agreed or consented to such Act, and for that purpose the Securities of such series Outstanding shall be computed as of such record date.

Section 105. Notices, Etc., to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, election, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder of a Security or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, or transmitted by facsimile transmission or other direct written electronic means to such telephone number or other electronic communications address as the Trustee shall from time to time designate, or transmitted by registered or certified mail, return receipt requested, or overnight courier guaranteeing next day delivery, charges prepaid, to the Trustee, at its Corporate Trust Office,

(2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and transmitted by facsimile transmission or other direct written electronic means to such telephone number or other electronic communications address as the Company shall from time to time designate, or transmitted by registered or certified mail, return receipt requested, or overnight courier guaranteeing next day delivery, charges prepaid, to the Company, addressed to the attention of its Treasurer and Assistant Treasurer (Fax: (415) 973-4343/267-7265), at 77 Beale Street, P.O. Box 770000, San Francisco, CA 94177, or at any other address previously furnished in writing to the Trustee by the Company.

Section 106. Notice to Holders of Securities; Waiver.

Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of Securities of any event, such notice shall be sufficiently given if in writing and sent to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such Notice.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 107. Conflict With Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required to be a part of and govern this Indenture, such required provision shall control.

Section 108. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 109. Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 110. Separability Clause.

In case any provision in this Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 111. Benefits of Indenture.

Nothing in this Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto, their successors hereunder and the Holders of Securities any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 112. Governing Law.

This Indenture and the Securities shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to principles of conflicts of law.

Section 113. Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

Section 114. Electronic or Facsimile Communication.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by the Company by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) subsequent to such transmission of written instructions, the Company shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (b) such originally executed instructions or directions shall be signed by an authorized representative of the Company providing such instructions or directions. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 115. Waiver of Jury Trial.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OF ANY SERIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 116. Investment of Cash Held by the Trustee.

Any cash held by the Trustee or any Paying Agent under any provision of this Indenture shall, except as otherwise provided in Article Four, at the request of the Company evidenced by Company Order, be invested or reinvested in investments selected and designated by the Company, and any interest on such investments shall be promptly paid over to the Company as received. Such investments shall be held subject to the same provisions hereof as the cash used to purchase the same, but upon a like request of the Company shall be sold, in whole or in designated part, and the proceeds of such sale shall be held subject to the same provisions hereof as the cash used to purchase the investments so sold. If such sale shall produce a net sum less than the cost of the investments so sold, the Company shall pay to the Trustee or any such Paying Agent, as the case may be, such amount in cash as, together with the net proceeds from such sale, shall equal the cost of the investments so sold, and if such sale shall produce a net sum greater than the cost of the investments so sold, the Trustee or any such Paying Agent, as the case may be, shall promptly pay over to the Company an amount in cash equal to such excess. In no event shall the Trustee be liable for any loss incurred in connection with the sale of any investments pursuant to this Section. In the absence of a Company Order directing the Trustee to invest cash held by the Trustee hereunder, such funds shall remain uninvested. The Trustee shall not be accountable or liable for any losses resulting from the sale or depreciation in the market value of investments made pursuant to this Indenture and Company Orders.

ARTICLE TWO

FORMS OF SECURITIES

Section 201. Forms Generally.

The Securities of each series shall be in substantially the form appended to the supplemental indenture authorizing such series, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

The Securities of each series shall be issuable in registered form without coupons.

The definitive Securities may be printed, typewritten, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

Section 202. Form of Trustee’s Certificate of Authentication.

The form of the Trustee’s Certificate of Authentication for a series of Securities shall be in substantially the form appended to the supplemental indenture authorizing such series.

Section 203. Securities Issuable in the Form of a Global Security.

(a) If the Company shall establish pursuant to Section 301 that the Securities of a particular series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee shall, in accordance with Section 302 and the Company Order delivered to the Trustee thereunder, authenticate and deliver such Global Security or Securities, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of the Outstanding Securities of such series to be represented by such Global Security or Securities, (ii) may provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be increased or reduced to reflect exchanges, (iii) shall be registered in the name of the Depositary for such Global Security or Securities or its nominee, (iv) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction and (v) shall bear a legend in accordance with the requirements of the Depositary.

(b) Notwithstanding any other provision of this Section 203 or of Section 303, subject to the provisions of paragraph (c) below, unless the terms of a Global Security expressly permit such Global Security to be exchanged in whole or in part for individual Securities, a Global Security may be transferred, in whole but not in part and in the manner provided in Section 303, only to a nominee of the Depositary for such Global Security, or to the Depositary, or to a successor Depositary for such Global Security selected or approved by the Company, or to a nominee of such successor Depositary.

(c) (1) If at any time the Depositary for a Global Security notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time the Depositary for the Securities for such series shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to such Global Security. If a successor Depositary for such Global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of such series in exchange for such Global Security, will authenticate and deliver individual Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security.

(2) The Company may at any time and in its sole discretion determine that the Securities of any series issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Request for the authentication and delivery of individual Securities of such series in exchange in whole or in part for such Global Security, will authenticate and deliver individual Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Security or Securities representing such series in exchange for such Global Security or Securities.

(3) If specified by the Company pursuant to Section 301 with respect to Securities issued or issuable in the form of a Global Security, the Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for individual Securities of such series of like tenor and terms in definitive form on such terms as are acceptable to the Company and such Depositary. Thereupon the Company shall execute, and, upon receipt of a Company Request for the authentication and delivery of individual Securities of such series in exchange in whole or in part for such Global Security, the Trustee shall authenticate and deliver (A) to each Person specified by such Depositary a new Security or Notes of the same series of like tenor and terms and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and (B) to such Depositary a new Global Security of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities delivered to Holders thereof.

(4) In any exchange provided for in any of the preceding three paragraphs, the Company will execute and the Trustee will authenticate and deliver individual Securities in definitive form in authorized denominations. Upon the exchange of the entire principal amount of a Global Security for individual Securities, such Global Security shall be cancelled by the Trustee. Except as provided in the preceding paragraph, Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Provided that the Company has so directed in writing, the Trustee shall deliver such Securities to the Persons in whose names the Securities are registered.

(5) Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders, of Outstanding Securities represented thereby shall be made in such manner and by such Person or Persons as shall be specified therein or in the Company Order to be delivered pursuant to Section 302 with respect thereto. Subject to the provisions of Section 302, the Trustee shall deliver and redeliver any such Global Security in the manner and upon written instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 302 has been, or simultaneously is, delivered, any instructions by the Company with respect to such Global Security shall be in writing but need not be accompanied by or contained in an Officer’s Certificate and need not be accompanied by an Opinion of Counsel.

ARTICLE THREE

THE SECURITIES

Section 301. Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There may be established, pursuant to one or more indentures supplemental hereto or in a Board Resolution, or in an Officer’s Certificate pursuant to a supplemental indenture or a Board Resolution, prior to the issuance of Securities of any series,

(1) the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of all other series);

(2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 203, 303, 304, 1007 or 1207);

(3) the Person to whom interest on a Security of the series shall be payable if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(4) the date or dates on which the principal of the Securities of the series is payable or any formula or other method or other means by which such date or dates shall be determined, by reference to an index or other fact or event ascertainable outside of this Indenture or otherwise (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension) and the right, if any, to extend the Maturity of the Securities of such series, and the duration of any such extension;

(5) the rate or rates at which the Securities of the series shall bear interest, if any (including the rate or rates at which overdue principal shall bear interest, if different from the rate or rates at which such Securities shall bear interest prior to Maturity, and if applicable, the rate or rates at which overdue premium or interest shall bear interest, if any), or any method by which such rate or rates shall be determined, or any formula or other method or other means by which such rate or rates shall be determined, by reference to an index or other fact or event ascertainable outside of this Indenture or otherwise, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable, the Regular Record Date for the interest payable on Securities on any Interest Payment Date and the basis upon which interest shall be calculated if other than that of a 360-day year consisting of twelve 30-day months, and the right, if any, to extend the interest payment periods and the duration of any such extension;

(6) the place or places where the principal of (and premium, if any) and interest, if any, on Securities of the series shall be payable;

(7) the methods by which (i) registration of transfer of Securities of such series may be effected, (ii) exchanges of Securities of such series may be effected and (iii) notices and demands to or upon the Company in respect of the Securities of such series and this Indenture may be made, given, furnished, filed or served, if other than as provided in Section 105; the Security Registrar and any Paying Agent or Agents for such series; and, if such is the case, that the principal of such Securities shall be payable without the presentment or surrender thereof;

(8) if the time for the giving of redemption notices for such series of Securities shall be other than as provided in Section 1204, such different time, and the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which the Securities of such series may be redeemed, in whole or in part, at the option of the Company (including, without limitation, any provision for the payment of a “make-whole”, yield-maintenance or similar premium in connection with the redemption of Securities of such series during a “no-call” or other period during which such Securities are generally not subject to optional redemption by the Company) and any restrictions on such redemptions;

(9) the obligation or obligations, if any, of the Company to redeem, purchase or repay the Securities of such series pursuant to any sinking fund or analogous provision or at the option of a Holder thereof and the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which, Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation, and applicable exceptions to the requirements of Section 1204 in the case of mandatory redemption or redemption or repayment at the option of the Holder;

(10) the denominations in which Securities of the series shall be issuable;

(11) the currency or currencies, including composite currencies, in which payment of the principal of and premium, if any, and interest, if any, on the Securities of such series shall be payable (if other than in Dollars); it being understood that, for purposes of calculations under this Indenture, any amounts denominated in a currency other than Dollars or in a composite currency shall be converted to Dollar equivalents by calculating the amount of Dollars which could have been purchased by the amount of such other currency based on such quotations or methods of determination as shall be specified pursuant to this clause (11);

(12) if the principal of or premium, if any, or interest, if any, on the Securities of such series are to be payable, at the election of the Company or a Holder thereof, in a coin or currency other than that in which the Securities are stated to be payable, the coin or currency in which payment of any amount as to which such election is made will be payable, the period or periods within which, and the terms and conditions upon which, such election may be made; it being understood that, for purposes of calculations under this Indenture, any such election shall be required to be taken into account, in the manner contemplated in clause (11) of this paragraph, only after such election shall have been made;

(13) if the principal of or premium, if any, or interest, if any, on the Securities of such series are to be payable, or are to be payable at the election of the Company or a Holder thereof, in securities or other property, the type and amount of such securities or other property, or the formula or other method or other means by which such amount shall be determined, and the period or periods within which, and the terms and conditions upon which, any such election may be made; it being understood that all calculations under this Indenture shall be made on the basis of the fair market value of such securities or the fair value of such other property, in either case determined as of the most recent practicable date, except that, in the case of any amount of principal or interest that may be so payable at the election of the Company or a Holder, if such election shall not yet have been made, such calculations shall be made on the basis of the amount of principal or interest, as the case may be, that would be payable if no such election were made;

(14) if the amount of payments of principal of (and premium, if any) or interest on the Securities of the series may be determined with reference to an index or formula, the manner in which such amounts shall be determined;

(15) any deletions from, modifications of or additions to the Events of Default or covenants of the Company as provided herein pertaining to the Securities of the series, and any change in the rights of the Trustee or Holders of such series pursuant to Section 1001 or 1002;

(16) any additions to the definitions currently set forth in this Indenture with respect to such series;

(17) whether the Securities of the series shall be issued in whole or in part in the form of a Global Security or Securities; the terms and conditions, if any, upon which such Global Security or Securities may be exchanged in whole or in part for certificated Securities of such series and of like tenor of any authorized denomination and the circumstances under which such exchange may occur, if other than in the manner provided for in Section 203; the Depositary for such Global Security or Securities; and the form of any legend or legends to be borne by any such Global Security in addition to or in lieu of the legend referred to in Section 203;

(18) to the extent not established pursuant to clause (17) of this paragraph, any limitations on the rights of the Holders of the Securities of such series to transfer or exchange such Securities or to obtain the registration of transfer thereof; and if a service charge will be made for the registration of transfer or exchange of Securities of such series, the amount or terms thereof;

(19) any restriction or condition on the transferability of such Securities;

(20) if other than the entire principal amount thereof, the portion of the principal amount of Securities of such series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 602;

(21) the terms, if any, pursuant to which the Securities of such series may be converted into or exchanged for shares of capital stock or other securities of the Company or any other Person;

(22) the obligations or instruments, if any, which shall be considered to be U.S. Government Securities in respect of the Securities of such series denominated in a currency other than Dollars or in a composite currency, and any additional or alternative provisions for the reinstatement of the Company’s indebtedness in respect of such Securities after the satisfaction and discharge thereof as provided in Section 401;

(23) any exceptions to Section 113, or variation in the definition of Business Day, with respect to the Securities of such series;

(24) any Guarantees applicable to the Securities of such series and the terms thereof;

(25) the terms of the Collateral securing the Securities of such series and any applicable security arrangement with respect to the Securities of such series; and

(26) any other terms of the series.

All Securities of any one series shall be substantially identical except as to the date or dates from which interest, if any, shall accrue and denomination and except as may otherwise be provided in the terms of such Securities determined or established as provided above. All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series.

Section 302. Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by any two of the following: the President, the Chief Executive Officer, any Vice President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer. The corporate seal of the Company may be affixed thereto or reproduced thereon and attested by any Authorized Officer, the Secretary of the Company or any Assistant Secretary of the Company. The signature of any of these officers on the Securities may be manual, electronic or facsimile.

Securities bearing the manual, electronic or facsimile signatures of individuals who were at the time relevant to the authorization thereof the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee, in accordance with the Company Order, shall authenticate and deliver such Securities. If all of the Securities of any series are not to be issued at one time and if the supplemental indenture establishing such series shall so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance of such Securities and determining the terms of particular Securities of such series, such as interest rate, maturity date, date of issuance and date from which interest shall accrue. In authenticating Securities hereunder, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 701) shall be fully protected in relying upon:

(1) an Opinion of Counsel, to the effect that the form and terms of such Securities or the manner of determining such terms have been established in conformity with the provisions of this Indenture; and

(2) an Officer’s Certificate stating, to the knowledge of the signer of such certificate, that no Event of Default with respect to any of the Securities shall have occurred and be continuing.

The Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

If all the Securities of any series are not to be issued at one time, it shall not be necessary to deliver an Opinion of Counsel and Officer’s Certificate at the time of issuance of each such Security, but such opinion and certificate shall be delivered at or before the time of issuance of the first Security of such series to be issued.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual or electronic signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

Section 303. Registration, Registration of Transfer and Exchange.

The Company shall cause to be kept at the office of the Security Registrar designated pursuant to this Section 303 or Section 1102 a register (referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby initially appointed as Security Registrar for the purpose of registering Securities and transfers of Securities as herein provided.

Subject to Section 203, upon surrender for registration of transfer of any Security of any series at the office or agency maintained for such purpose for such series, the Company shall execute, and, as directed by the Company, the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, Stated Maturity and original issue date, of any authorized denominations and of like tenor and aggregate principal amount.

Subject to Section 203, Securities of any series may be exchanged, at the option of the Holder, for Securities of the same series, Stated Maturity and original issue date, of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at any such office or agency.

Whenever any Securities are so surrendered for exchange, the Company shall execute, and, as directed by the Company in writing, the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 1007 or 1207 not involving any transfer.

The Company shall not be required (i) to issue, to register the transfer of or to exchange Securities of any series during a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities of that series called for redemption, or (ii) to issue, to register the transfer of or to exchange any Securities so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 304. Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company shall execute, and, as directed by the Company, in writing, the Trustee shall authenticate and deliver in exchange therefor, a new Security of the same series, Stated Maturity and original issue date, and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security and/or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series, Stated Maturity and original issue date, and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and any such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 305. Payment of Interest; Interest Rights Preserved.

Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Security of any series that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent to each Holder of Securities of such series at the address of such Holder as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so sent, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

(2) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, and after written notice given by the Company to the Trustee of the proposed payment pursuant to this Clause that such manner of payment has been deemed practicable by the Company.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 306. Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 305) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 307. Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of in accordance with a Company Order.

Section 308. Computation of Interest.

Except as otherwise specified as contemplated by Section 301 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

Section 309. CUSIPS

The Company, in issuing the Securities, may use “CUSIP” or other similar numbers (if then generally in use), and, if so, the Trustee or Security Registrar may use CUSIP or such other numbers in notices of redemptions as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers as printed on the other identification numbers printed on the Securities, in which case none of the Company or, as the case may be, the Trustee or the Security Registrar, or agent of any of them, shall have any liability in respect of any CUSIP number used on any such notice, and any such redemption shall not be affected by any defect in or omission of such numbers.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

Section 401. Satisfaction and Discharge of Securities.

The Company’s entire indebtedness in respect of a particular series of Securities will be deemed to have been satisfied and discharged, and the Liens, if any, on the Collateral securing the Securities of such series will be released, when:

(1) either:

(i) all Securities of such series that have been authenticated, except lost, stolen or destroyed Securities that have been replaced or paid and Securities for whose payment money has been deposited in trust and thereafter repaid to the Company, shall have been delivered to the Trustee for cancellation; or

(ii) all Securities of such series that have not been delivered to the Trustee for cancellation shall have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Securities of such series, cash in U.S. dollars, U.S. Government Securities, or a combination thereof in such amounts as will be sufficient, without consideration of any reinvestment of interest (which, in the case of a deposit of U.S. Government Securities, will be based on the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants delivered to the Trustee), to pay and discharge the entire indebtedness on the Securities of such series not delivered to the Trustee for cancellation for principal of, premium, if any, on, or interest on, the Securities of such series to, but excluding, the date of Stated Maturity or redemption;

(2) no Default or Event of Default with respect to the Securities of such series has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other indebtedness), or the granting of Liens to secure such borrowings);

(3) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other indebtedness being defeased, discharged or replaced) to which the Company is a party or by which the Company is bound;

(4) the Company has paid or caused to be paid all other sums payable under this Indenture by the Company with respect to such Securities; and

(5) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Securities of such series at the applicable maturity date or the applicable redemption date, as the case may be.

In addition, the Company must deliver to the Trustee (a) an Officer’s Certificate, stating that all conditions precedent set forth in clauses (1) through (5) above have been satisfied, and (b) an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and qualifications), stating that all conditions precedent set forth in clauses (3) and (5) above have been satisfied.

Notwithstanding that any Securities shall be deemed to have been paid for purposes of this Indenture, as aforesaid, the obligations of the Company and the Trustee in respect of such Securities under Sections 303, 304, 703, 707, 714, 1102, 1103 and 1204, and this Article Four shall survive.

The Company shall pay, and shall indemnify the Trustee or any Paying Agent with which U.S. Government Securities shall have been deposited as provided in this Section against, any tax, fee or other charge imposed on or assessed against such U.S. Government Securities or the principal or interest received in respect of such U.S. Government Securities, including, but not limited to, any such tax payable by any entity deemed, for tax purposes, to have been created as a result of such deposit.

Anything herein to the contrary notwithstanding, (a) if, at any time after a Security would be deemed to have been paid for purposes of this Indenture, and, if such is the case, the Company’s indebtedness in respect thereof would be deemed to have been satisfied and discharged, pursuant to this Section (without regard to the provisions of this paragraph), the Trustee or any Paying Agent, as the case may be, shall be required to return the money or U.S. Government Securities, or combination thereof, deposited with it as aforesaid to the Company or its representative under any applicable federal or state bankruptcy, insolvency or other similar law, such Security shall thereupon be deemed retroactively not to have been paid and any satisfaction and discharge of the Company’s indebtedness in respect thereof shall retroactively be deemed not to have been effected, and such Security shall be deemed to remain Outstanding and (b) any satisfaction and discharge of the Company’s indebtedness in respect of any Securities shall be subject to the provisions of Section 402.

Section 402. Application of Trust Money.

Neither the U.S. Government Securities nor the money deposited pursuant to Section 401, nor the principal or interest payments on any such U.S. Government Securities, shall be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal of and premium, if any, and interest, if any, on the Securities or portions of principal amount thereof in respect of which such deposit was made, all subject, however, to the provisions of Section 1103; provided, however, that any cash received from such principal or interest payments on such U.S. Government Securities, if not then needed for such purpose, shall, to the extent practicable and upon Company Request and delivery to the Trustee of the opinions referred to in subclause (ii) of clause (1) in Section 401, be invested pursuant to a Company Order in U.S. Government Securities maturing at such times and in such amounts as shall be sufficient, together with any other moneys and the proceeds of any other U.S. Government Securities then held by the Trustee, without consideration of any reinvestment of interest, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Securities or portions thereof on and prior to the Maturity thereof, and interest earned from such reinvestment shall be paid over to the Company as received; and provided, further, that any moneys held in accordance with this Section on the Maturity of all such Securities in excess of the amount required to pay the principal of and premium, if any, and interest, if any, then due on such Securities shall be paid over to the Company.

ARTICLE FIVE

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 501. Option to Effect Legal Defeasance or Covenant Defeasance.

Unless otherwise provided for in respect of any series pursuant to Section 301, the Company may, at its option evidenced by a resolution of its Board of Directors set forth in an Officer’s Certificate, at any time, elect to have either Section 502 or Section 503 hereof be applied to the Securities of any series upon compliance with the conditions set forth below in this Article Five.

Section 502. Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 501 hereof of the option applicable to this Section 502 with respect to a series of Securities, the Company and each of the Guarantors, if any, shall, subject to the satisfaction of the conditions set forth in Section 504 hereof, be deemed to have been discharged from their obligations with respect to the Securities of such series (including the Subsidiary Guarantees) on the date the conditions set forth in Section 504 hereof are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors (if any) shall be deemed to have paid and discharged the entire indebtedness represented by the Securities of such Series (including any such Subsidiary Guarantees with respect to such Securities), which will thereafter be deemed to be Outstanding only for the purposes of Section 505 hereof and the other Sections hereof referred to in clauses (1) through (4) below, and to have satisfied all their other obligations under the applicable Security Documents for such series (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of such Securities that are then Outstanding to receive payments in respect of the principal of, or interest or premium on, such Securities when such payments are due from the trust referred to in Section 504 hereof;

(2) the Company’s obligations with respect to such Securities under Section 304 and Section 1102 hereof;

(3) the rights, powers, trusts, duties and immunities of the Trustee under this Indenture, and the Company’s and any Guarantor’s obligations in connection therewith; and

(4) this Article Five.

Subject to compliance with this Article Five, the Company may exercise its option under this Section 502 with respect to any series of Securities notwithstanding the prior exercise of its option under Section 503 hereof with respect to such series.

Section 503. Covenant Defeasance.

Upon the Company’s exercise under Section 501 hereof of the option applicable to this Section 503 with respect to a series of Securities, the Company and any Guarantors shall, subject to the satisfaction of the conditions set forth in Section 504 hereof, be released from each of their obligations under Sections 1104, 1105 and 1106 hereof with respect to the Securities of such series on and after the date the conditions set forth in Section 504 (and any other covenants set forth in the terms of such Securities pursuant to Section 301) hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Securities of such series will thereafter be deemed not Outstanding for the purposes of any direction, waiver, consent or declaration or act of the Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed Outstanding for all other purposes hereunder (it being understood that such Securities will not be deemed Outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the Securities of any series and Subsidiary Guarantees with respect to such Securities, the Company and any Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other Security Document and such omission to comply will not constitute a Default or an Event of Default under Section 601 hereof, but, except as specified above, the remainder of this Indenture and such Securities and Subsidiary Guarantees shall be unaffected thereby. In addition, upon the Company’s exercise under Section 501 hereof of the option applicable to this Section 503 with respect to a series of Securities, subject to the satisfaction of the conditions set forth in Section 504, the Events of Default described in Sections 601(4), 601(5) and 601(6) hereof, and the Events of Default described in Sections 601(7) and 601(8) (but only with respect to Subsidiaries of the Company (and any other covenants set forth in the terms of such Securities pursuant to Section 301)), shall not constitute Events of Default.

Section 504. Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Securities of any series under either Section 502 or Section 503 hereof:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Securities of such series, cash in U.S. dollars, U.S. Government Securities, or a combination of cash in U.S. dollars and U.S. Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay the principal of, or interest and premium on the Outstanding Securities of such series on the Stated Maturity or on the Redemption Date, as the case may be, and the Company must specify whether the Securities of such series are being defeased to maturity or to a particular Redemption Date;

(2) in the case of Legal Defeasance, the Company has delivered to the Trustee an Opinion of Counsel confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the issue date of the Securities of such series, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the beneficial owners of the Securities of such series that are then Outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company has delivered to the Trustee an Opinion of Counsel confirming that the beneficial owners of the Securities of such series that are then Outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default with respect to the Securities of such series has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), or the granting of Liens to secure such borrowings);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound;

(6) the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Securities of such series over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others;

(7) the Company must deliver to the Trustee an Officer’s Certificate, stating that all conditions precedent set forth in clauses (1) through (6) of this paragraph have been complied with; and

(8) the Company must deliver to the Trustee an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions, qualifications and exclusions), stating that all conditions precedent set forth in clauses (2) or (3) (as applicable) and (5) of this paragraph have been satisfied; provided that the Opinion of Counsel with respect to clause (5) above may be based on a list of material agreements and instruments provided by the Company.

In the case of any defeasance with respect to the Securities of any series, the Liens, if any, on the Collateral securing the Securities of such series will be released.

Section 505. Deposited Money and U.S. Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 506 hereof, all money and U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 505, the “Trustee”) pursuant to Section 504 hereof in respect of Outstanding Securities of any series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law. The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Securities deposited pursuant to Section 504 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

Notwithstanding anything in this Article Five to the contrary, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Securities held by it as provided in Section 504 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 504(a)(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 506. Repayment to the Company.

Any money deposited with the Trustee or any Paying Agent pursuant to this Article Five shall be paid to the Company or discharged from such trust in accordance with the provisions of Section 1103.

Section 507. Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Securities in accordance with Section 502 or Section 503 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and any Guarantor’s obligations under the applicable Security Documents will be revived and reinstated as though no deposit had occurred pursuant to Section 502 or Section 503 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 502 or Section 503 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE SIX

REMEDIES

Section 601. Events of Default.

“Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) failure for 30 days to pay interest on the Securities of such series, when due on an Interest Payment Date other than at Maturity or upon earlier redemption or repurchase;

(2) failure to pay principal or premium, if any, or interest on the Securities of such series when due;

(3) default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series and continuance of such default for a period of three (3) Business Days;

(4) failure by the Company to observe or perform any other covenant of the Company set forth in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of one or more series of Securities other than that series) or the Collateral Documents for 60 days (or in the case of a failure to comply with Section 804(1), 90 days) after written notice to the Company from the Trustee or to the Company and the Trustee from the Holders of at least 33% in principal amount of the Outstanding Securities of such series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(5) the occurrence of any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any debt for money borrowed of the Company or any Significant Subsidiary, whether the debt existed on the issue date or is thereafter created, if the event of default (i) is caused by a failure to pay principal after final maturity of the debt after the expiration of the grace period provided in the debt (which we refer to as a “payment default”) or (ii) results in the acceleration of the debt prior to its express maturity, and, in each case, the principal amount of the debt, together with the principal amount of any other debt under which there has been a payment default or the maturity of which has been so accelerated, aggregates $200 million or more; provided, however, that if, (i) any such payment default is cured or waived, (ii) any such acceleration is rescinded, or (iii) such debt is repaid, in each case during the 30-day period commencing upon the end of any applicable grace period for such payment default or the occurrence of such acceleration, as the case may be, any Default or Event of Default (and any acceleration of the Securities) caused by such payment default or acceleration shall be automatically rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law;

(6) (i) any material provisions of any Collateral Document of such series shall cease to be in full force and effect, or the Company shall so assert in writing, or (ii) any Lien required by this Indenture that is created by any Collateral Document of such series in any material portion of the Collateral shall cease to be enforceable and perfected and of the same effect and priority purported to be created thereby, or the Company shall so assert in writing, in each case, for any reason other than pursuant to the terms of this Indenture and the Collateral Documents of such series;

(7) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any of its Significant Subsidiaries a bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than the Company or such Subsidiary seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or such Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company or any of its Significant Subsidiaries or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days;

(8) the commencement by the Company or any of its Significant Subsidiaries of a case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any of its Significant Subsidiaries in a case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any of its Significant Subsidiaries or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due;

(9) any Guarantor repudiates its obligations under its Guarantee or, except as permitted by this Indenture, any Guarantee is determined to be unenforceable or invalid or shall for any reason cease to be in full force and effect; and

(10) any other Event of Default provided with respect to Securities of that series in the supplemental indenture authorizing such series.

Section 602. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 33% in aggregate principal amount of the Outstanding Securities of that series may declare the principal amount (or such portion of the principal amount as may be specified in the terms of that series) of all of the Securities of that series, together with any accrued and unpaid interest thereon, to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount), together with any accrued and unpaid interest thereon, shall become immediately due and payable; provided, however, that upon the occurrence of an Event of Default specified clause (7) or (8) above, the principal amount of all Securities of that series then Outstanding, together with any accrued and unpaid interest thereon, shall automatically become due and payable immediately without any declaration or further action by the Trustee or the Holders of such series.

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

(1) the Company has paid or deposited with the Trustee a sum sufficient to pay

(A) all overdue interest on all Securities of that series,

(B) the principal of (and premium, if any) any Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities,

(C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 707; and

(2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 613.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 603. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if an Event of Default occurs under Section 601(1), (2) or (3) with respect to any Securities the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 707.

If the Company fails to pay such amounts forthwith upon such demand, (a) the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated and (b) subject to the provisions of the Collateral Documents, the Collateral Agent may pursue any available remedy to enforce the performance of any provision of the Collateral Documents and any remedy available to it to enforce the performance of any provision of this Indenture that runs to its benefit.

If an Event of Default with respect to Securities of any series occurs and is continuing, (a) the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy and (b) subject to the provisions of the Collateral Documents, the Collateral Agent may pursue any available remedy to enforce the performance of any provision of the Collateral Documents and any remedy available to it to enforce the performance of any provision of this Indenture that runs to its benefit.

Section 604. Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(1) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 707) and of the Holders of Securities allowed in such judicial proceeding, and

(2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Securities to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 707.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder of a Security in any such proceeding.

Section 605. Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name or as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 606. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied, subject to the provisions of the Collateral Documents, in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due the Trustee under Section 707 and the Collateral Agent under the Collateral Documents; and

Second: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

Third: The balance, if any, to the Company or any other Person or Persons entitled thereto.

Section 607. Limitation on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1) such Holder has previously given written notice to the Trustee that an Event of Default is continuing with respect to the Securities of that series;

(2) the Holders of at least 33% in aggregate principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered and provided to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Section 608. Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Securities shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 305) interest on such Security on the due dates expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 609. Restoration of Rights and Remedies.

If the Trustee or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Securities shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 610. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 304, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 611. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Securities may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Securities.

Section 612. Control by Holders of Securities.

The Holders of not less than a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that

(1) such direction shall not be in conflict with any rule of law or with this Indenture, and could not involve the Trustee in personal liability in circumstances where indemnity would not, in the Trustee’s sole discretion, be adequate, and

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 613. Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series may, on behalf of the Holders of all the Securities of such series, waive any past Default hereunder with respect to such series and its consequences, except a Default

(1) in the payment of the principal of (or premium, if any) or interest on any Security of such series, or

(2) in respect of a covenant or provision hereof which under Article Ten cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 614. Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder of any Security for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

Section 615. Waiver of Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SEVEN

THE TRUSTEE

Section 701. Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Default with respect to Securities of any series,

(1) the Trustee undertakes to perform, with respect to Securities of such series, such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may, with respect to Securities of such series, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture but shall have no obligation or liability for confirming or investigating the accuracy of mathematical calculations or other facts purported to be stated therein.

(b) In case an Event of Default with respect to Securities of any series has occurred and is continuing, the Trustee shall exercise, with respect to Securities of such series, such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

(4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and the Trust Indenture Act.

Section 702. Notice of Defaults.

Within 90 days after the occurrence of any Default hereunder with respect to the Securities of any series of which the Trustee shall have knowledge, the Trustee shall send to all Holders of Securities of such series entitled to receive reports pursuant to Section 313(c) of the Trust Indenture Act, notice of all Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest on any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Securities of such series; and provided, further, that in the case of any Default of the character specified in Section 601(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 60 days after the occurrence thereof.

The Trustee shall not be deemed to have knowledge of any Default hereunder unless and until a Responsible Officer shall have received written notice thereof at its Corporate Trust Office. In the absence of such actual knowledge or notice, the Trustee may conclusively assume that no such Default has occurred and is continuing under this Indenture. Except as otherwise expressly provided herein, the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or of any of the documents executed in connection with the Securities issued hereunder, or as to the existence of a Default or Event of Default hereunder.

Section 703. Certain Rights of Trustee.

Subject to the provisions of Section 701:

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and Trustee need not investigate any fact or matter contained therein;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and a resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate;

(d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, and the reasonable expenses of such examination shall be paid by the Company or, if paid by the Trustee or any successor thereto, reimbursed by the Company upon demand;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder and shall not be responsible for the supervision of officers or employees of such agents or attorneys;

(h) the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its discretion, rights or powers;

(i) the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate shall be signed by any authorized officer of the Company;

(j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian, and any other such Persons employed to act hereunder;

(k) in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts or war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services (it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances); and

(l) in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 704. Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities (except the Trustee’s certificates of authentication) shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 705. May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Section 708 and 713, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 706. Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

Section 707. Compensation and Reimbursement.

The Company agrees:

(1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), as more fully set forth in a letter agreement between the Company and the Trustee;

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith; and

(3) to indemnify each of the Trustee, or any successor Trustee, for, and to hold it harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or in connection with enforcing the provisions of this Section.

As security for the performance of the obligations of the Company under this Section the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, premium, if any, or interest, if any, on any Securities in accordance with the provisions of this Indenture.

Furthermore, without limiting any rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 601(7) or Section 601(8), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services of the Trustee are intended to constitute expenses of administration under any applicable Bankruptcy Law.

The provisions of this Section shall survive the termination of this Indenture and the resignation or removal of the Trustee.

Section 708. Disqualification; Conflicting Interests.

If the Trustee has or shall acquire any conflicting interest, within the meaning of the Trust Indenture Act, it shall, within 90 days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. For purposes of Section 310(b)(1) of the Trust Indenture Act and to the extent permitted thereby, the Trustee, in its capacity as trustee in respect of the Securities of any series, shall not be deemed to have a conflicting interest arising from its capacity as trustee in respect of the Securities of any other series.

Section 709. Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and qualified and eligible under this Article and otherwise permitted by the Trust Indenture Act to act as Trustee under an Indenture qualified under the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 710. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 711.

(b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 711 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Trustee and to the Company.

(d) If at any time:

(1) the Trustee shall fail to comply with Section 708 after written request therefor by the Company or by any Holder of a Security who has been a Holder of a Security for at least six months, or

(2) the Trustee shall cease to be eligible under Section 709 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee with respect to all Securities, or (ii) subject to Section 614, any Holder of a Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 711. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 711, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders of Securities and accepted appointment in the manner required by Section 711, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(f) So long as no event which is, or after notice or lapse of time, or both, would become, an Event of Default shall have occurred and be continuing, if the Company shall have delivered to the Trustee with respect to a series (i) a Board Resolution appointing a successor Trustee, effective as of a date specified therein, with respect to such series, and (ii) an instrument of acceptance of such appointment, effective as of such date, by such successor Trustee in accordance with Section 711, the Trustee with respect to such series shall be deemed to have resigned as contemplated in subsection (b) of this Section, the successor Trustee shall be deemed to have been appointed pursuant to subsection (e) of this Section and such appointment shall be deemed to have been accepted as contemplated in Section 711, all as of such date, and all other provisions of this Section and Section 711 shall be applicable to such resignation, appointment and acceptance except to the extent inconsistent with this subsection (f).

(g) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by sending written notice of such event to all Holders of such series of Securities as their names and addresses appear in the Security Register.

Section 711. Acceptance of Appointment by Successor.

(a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its fees and expenses, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights (other than such rights in Section 707 hereof relating to indemnities arising prior to the effective date of appointment of a successor Trustee), powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 712. Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 713. Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company or any such other obligor.

Section 714. Appointment of Authenticating Agent.

At any time when any of the Securities remain Outstanding the Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities that shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 304, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall send written notice of such appointment to all Holders of Securities, if any, of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register. Any successor

Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

The provisions of Sections 306, 704 and 705 shall be applicable to each Authenticating Agent.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

As Trustee

By:
As Authenticating Agent

By:
Authorized Signatory

ARTICLE EIGHT

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 801. Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee

(a) semi-annually, not later than June 1 and December 1, in each year, a list, in such form as the Trustee may reasonably require, containing all the information in the possession or control of the Company, or any of its Paying Agents other than the Trustee, as to the names and addresses of the Holders of Securities as of the preceding May 15 or November 15, as the case may be, and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of the most recent Regular Record Date;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

Section 802. Preservation of Information; Communications to Holders.

(a) The Trustee shall comply with the obligations imposed on it pursuant to Section 312 of the Trust Indenture Act.

(b) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with Section 312(b) of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

Section 803. Reports by Trustee.

(a) Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities pursuant to this Indenture, if required by Section 313(a) of the Trust Indenture Act, the Trustee shall transmit a brief report dated as of such May 15 with respect to any of the events specified in such Section 313(a) that may have occurred since the later of the immediately preceding May 15 and the date of this Indenture.

(b) The Trustee shall transmit the reports required by Section 313(b) of the Trust Indenture Act at the times specified therein.

(c) Reports pursuant to this Section shall be transmitted in the manner and to the Persons required by Sections 313(c) and (d) of the Trust Indenture Act at the expense of the Company.

Section 804. Reports by Company.

The Company, pursuant to Section 314(a) of the Trust Indenture Act, shall:

(1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; provided, however, that the electronic filing with the Commission through the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) (or any successor system providing for free public access to such filings) of such reports, information and documents shall satisfy the Company’s obligation to provide such reports, information and documents to the Trustee; or, if at any time the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; provided, however, that the electronic filing with the Commission through EDGAR (or any successor system providing for free public access to such filings) of such information, documents and reports shall satisfy the Company’s obligation to provide such information, documents and reports to the Trustee;

(2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

(3) transmit, within 30 days after the filing thereof with the Trustee, to the Holders of Securities, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section 704 as may be required by rules and regulations prescribed from time to time by the Commission; and

(4) notify the Trustee, in writing, when and as the Securities of any series become admitted to trading on any national securities exchange. Delivery of such reports, information, and documents to the Trustee pursuant to the provisions of this Section 704 of this Indenture is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE NINE

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 901. Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not (i) consolidate with or merge into any other Person or convey, transfer or lease the properties and assets of the Company and its Subsidiaries (considered as a single enterprise) substantially as an entirety to any Person or (ii) permit any of its Subsidiaries to enter into any such transaction or series of transactions if it would result in the disposition of the consolidated properties and assets of the Company and its Subsidiaries (considered as a single enterprise) substantially as an entirety, unless, in each case:

(1) either (a) in the case of a consolidation or merger, the Company is the surviving entity, or (b) the Person formed by or surviving such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made (such Person, the “Successor Company”) expressly assumes, by supplemental indenture or other agreement executed and delivered to the Trustee and the Collateral Agent, as applicable, the payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed and all obligations under the Collateral Documents;

(2) the Successor Company, if any, is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

(3) immediately after giving effect to such transactions, no Default or Event of Default exists; and

(4) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such transaction complies with this Article Nine and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

Notwithstanding the foregoing, the Company may merge or consolidate with or transfer all or substantially all of its assets to an Affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing the Company’s jurisdiction of organization or the Company’s form of organization; provided that the successor assumes all of the Company’s obligations under this Indenture and the Collateral Documents.

Section 902. Successor Corporation Substituted.

Upon any merger or consolidation, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole, in each case, in accordance with Section 901, the Successor Company, if any, will succeed to and be substituted for the Company, and may exercise every right and power of the Company under this Indenture, with the same effect as if the Successor Company had been named as the Company in this Indenture, and, in the case of such a sale, assignment, transfer, conveyance or other disposition of properties or assets, the Company shall be released and relieved from any obligations under this Indenture or the Securities without further action.

ARTICLE TEN

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 1001. Without Consent of Holders.

Without the consent of any Holders of Securities, the Company, the Trustee and, if applicable, the Collateral Agent, at any time and from time to time, may modify, amend or supplement any Security Document of any series, for any of the following purposes:

(1) to cure any ambiguity, defect, mistake or inconsistency in this Indenture, the Securities or the Collateral Documents;

(2) to comply with Article Nine;

(3) to comply with the rules of any applicable securities depositary;

(4) to provide for uncertificated Securities in addition to or in place of certificated Securities;

(5) to make any change that would provide any additional rights or benefits to the Holders of Securities of all or any series (and if such additional rights or benefits are to be for the benefit of less than all series of Securities, stating that such changes are expressly being included solely for the benefit of such series);

(6) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company;

(7) to add any additional Events of Default;

(8) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act;

(9) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee;

(10) to provide for any guarantee of the Securities, to grant any additional Liens to secure the Securities, or to confirm and evidence the release, termination or discharge of any guarantee of or Lien securing the Securities when such release, termination or discharge is permitted by this Indenture and the Collateral Documents;

(11) to provide for or confirm the issuance of additional Securities in accordance with the terms of this Indenture;

(12) to provide for the accession of any parties to the Collateral Documents (and other amendments that are administrative or ministerial in nature) in connection with the granting of additional Liens permitted by this Indenture;

(13) to change or eliminate any of the provisions of this Indenture with respect to any series of Securities theretofore unissued;

(14) to establish the form or terms of Securities of any series as permitted by Section 201 and 301; or

(15) to make any other change that does not materially and adversely affect the rights of any Holder.

Section 1002. With Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture (each series voting as a separate class), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may modify, amend or supplement any provision of any Security Document of any series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture, the Securities, any Subsidiary Guarantee or the Collateral Documents for the Securities of any series; provided, however, that no such modification, amendment or supplement shall, without the consent of the Holder of each Outstanding Security affected thereby:

(1) change the Stated Maturity of the principal of, or any installment of principal of, premium, if any, and interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the method of calculating the rate of interest thereon;

(2) waive a redemption payment with respect to any Securities;

(3) impair the contractual right of any Holder to receive payment of principal of, premium, if any, and interest on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any such payment with respect to such Holder’s Securities, or waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Securities of such series (except a rescission of acceleration of the Securities of such series by the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of such series and a waiver of any payment default that resulted from such acceleration);

(4) reduce the percentage of principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such modification, amendment or supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture;

(5) modify any of the provisions of any Security Documents relating to the execution of supplemental indentures, waiver of past defaults, or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security that is affected thereof; or

(6) make any change in the provisions of any Security Documents with respect to the application of proceeds of the Collateral securing Securities of any series that would adversely affect the Holders of such Securities in any material respect.

In addition, without the consent of the Holders of at least 66 2⁄3% in principal amount of Outstanding Securities of any series, no amendment, supplement or waiver may modify any Collateral Document or the provisions in this Indenture with respect to the Collateral securing the Securities of such series or the Collateral Documents for such series if such amendment, supplement or waiver would have the effect of releasing all or substantially all of such Collateral from the Liens of such Collateral Documents (except as permitted by the terms of this Indenture and such Collateral Documents) or alter the priority of the security interests in such Collateral.

Section 1003. General Provisions Regarding Modifications, Amendments and Supplements.

(a) Any modification, amendment or supplement which changes or eliminates any covenant or other provision of this Indenture, the Securities, any Subsidiary Guarantee or the Collateral Documents for the Securities of any series, which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series or of the coupons appertaining to such Securities.

(b) It shall not be necessary for any Act of Holders of Securities under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such Act or action shall approve the substance thereof.

Section 1004. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 701) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties, immunities or liabilities under this Indenture or otherwise.

Section 1005. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture, the Securities, any Subsidiary Guarantee or the Collateral Documents for the Securities of any series shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture, the Securities, any Subsidiary Guarantee or the Collateral Documents for the Securities of any series for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 1006. Conformity With Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

Section 1007. Reference in Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee, as directed by the Company, in exchange for Outstanding Securities of such series.

ARTICLE ELEVEN

COVENANTS

Section 1101. Payment of Principal and Interest.

The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of (and premium, if any) and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture.

Section 1102. Maintenance of Office or Agency.

The Company or its Affiliate will maintain an office or agency where Securities of each series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency in respect of any series of Securities or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders of Securities of that series may be made and notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive such respective presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 1103. Money for Securities Payments to be Held in Trust.

If the Company or one of its Affiliates shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee, in writing, of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to each due date of the principal of (and premium, if any) or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee, in writing, of its action or failure so to act.

The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment of principal of (and premium, if any) or interest on the Securities of that series; and

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall, upon receipt of a Company Request and at the expense of the Company, cause to be delivered, on one occasion only, notice to such Holder that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such notice, any unclaimed balance of such money then remaining will be paid to the Company.

Section 1104. Corporate Existence.

Subject to Article Nine the Company will do or cause to be done all things necessary to preserve and keep its corporate existence in full force and effect.

Section 1105. Statement as to Compliance.

The Company shall deliver to the Trustee (with a copy to the Collateral Agent for the Securities of each series), within 120 days after the end of each fiscal year, a written statement, which need not comply with Section 102, signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company, as to his or her knowledge of the Company’s compliance with all conditions and covenants under this Indenture. For purposes of this Section 1105, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture. Upon the request of the Trustee, the Company will execute and deliver such further instruments and perform such further acts as may be reasonably necessary and proper to carry out more effectively the purposes of this Indenture.

Section 1106. Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 1104, Section 1107 and Article Nine with respect to the Securities of any series or any term, provision or condition set forth in any covenant provided pursuant to Section 301(15)) or Section 1001(6) for the benefit of the Holders of any series, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

Section 1107. Future Guarantees.

If any Subsidiary that is not a Guarantor expressly Guarantees any indebtedness or potential indebtedness of the Company that has been or may be incurred under any Material Credit Facility, then the Company shall cause such Subsidiary to fully and unconditionally Guarantee the Securities and become a Guarantor pursuant to the provisions of Article Fourteen hereof by executing a supplemental indenture in the form set forth in Exhibit A hereto within 30 days after the date on which such Subsidiary Guaranteed such indebtedness of the Company.

ARTICLE TWELVE

REDEMPTION OF SECURITIES

Section 1201. Applicability of Article.

Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.

Section 1202. Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities shall be evidenced by a Board Resolution or an Officer’s Certificate. The Company shall, at least 15 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Securities of such series to be redeemed. In the case of any redemption of Securities (i) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, or (ii) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction or condition.

Section 1203. Selection by Trustee of Securities to be Redeemed.

If the Securities are registered in the name of only one Holder, any partial redemptions shall be pro rata. If the Securities are held in definitive form by more than one Holder and if less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not less than 15 nor more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by lot or other such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series. In the event of any redemption of Global Securities, the Global Securities to be redeemed shall be selected in accordance with the customary policies and procedures of the Depositary.

Except in the case of Global Securities, the Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

Section 1204. Notice of Redemption.

Unless otherwise indicated in the supplemental indenture relating to any series of Securities, notice of redemption shall be given not less than 10 nor more than 60 days prior to the Redemption Date in the manner provided in Section 106 to the Holders of Securities to be redeemed; provided, however, that such notice need not state the dollar amount of the Redemption Price if such dollar amount has not been determined as of the date such notice is being given to the Holders of the Securities being redeemed. Notwithstanding Section 1202 of this Indenture, if the Company elects to redeem any Securities at its option pursuant to the terms of the supplemental indenture relating to the series of Securities being redeemed, it shall give written notice to the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed at least twenty (20) days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee).

All notices of redemption shall state:

(1) the Redemption Date,

(2) the Redemption Price,

(3) the CUSIP number of the Securities being redeemed;

(4) if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed,

(5) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(6) the place or places where such Securities are to be surrendered for payment of the Redemption Price, and

(7) that the redemption is for a sinking fund, if such is the case.

Unless otherwise specified with respect to any series of Securities, in accordance with Section 301, with respect to any redemption of Securities at the election of the Company, notice of redemption may, at the Company’s discretion, be conditional with any such redemption contingent upon the occurrence or nonoccurrence of an event or condition that cannot be ascertained prior to the time at which the Company is required to notify Holders of the redemption. Any such conditional notice may state that such redemption shall be conditional upon receipt by the Trustee or the Paying Agent or Agents for such Securities, on or prior to the date fixed for such redemption, of money sufficient to pay the Redemption Price of such Securities and accrued interest, if any, thereon to the Redemption Date (or direction from the Company to apply such money for the payment of such Securities, if such money shall have been deposited with the Trustee or Paying Agent or Agents upon the condition that the Trustee or Paying Agent or Agents will apply such money only at the direction of the Company) and that if such money shall not have been so received (or if such money shall have been received but the Trustee or the Paying Agent or Agents have been directed by the Company not to apply such money to redeem such Securities) such notice shall be of no force or effect and the Company shall not be required to redeem such Securities; provided, however, that conditional notice shall not be given if upon the giving of notice, such Securities shall be deemed to have been paid in accordance with Section 401. The Company may, in its discretion, delay the Redemption Date for any redemption that is subject to one or more conditions precedent until such conditions precedent are satisfied. In the event that such notice of redemption contains such a condition and such money is not so received, or the Trustee or Paying Agent or Agents have been directed by the Company not to apply such money to the redemption of such Securities, the redemption shall not be made, and within a reasonable time thereafter notice shall be given, in the manner in which the notice of redemption was given, that such money was not so received or that the Trustee or Paying Agent or Agents have been directed by the Company not to redeem such Securities and such redemption was not required to be made, and the Trustee or Paying Agent or Agents for the Securities otherwise to have been redeemed shall promptly return to the Holders thereof any of such Securities which had been surrendered for payment upon such redemption.

Notice of redemption of Securities, and any notice of non-satisfaction of a condition for redemption as aforesaid, shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

Section 1205. Deposit of Redemption Price.

Except as otherwise provided in a supplemental indenture pursuant to Section 301, prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company or its Affiliate is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1103) an amount of money sufficient to pay the Redemption Price of and accrued and unpaid interest, if any, on all the Securities which are to be redeemed on that date.

Section 1206. Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified together with any accrued interest thereon, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with such notice, such Security shall be paid by the Company at the Redemption Price, together with accrued and unpaid interest, if any, to the Redemption Date; provided, however, that, except as otherwise provided in a supplemental indenture pursuant to Section 301, installments of interest on Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 305.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 1207. Securities Redeemed in Part.

Any Security that is to be redeemed only in part shall, if requested by the Company, be surrendered at an office or agency of the Company therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and, as directed by the Company, the Trustee shall authenticate and deliver to the Holder of such Security a new Security of the same series, Stated Maturity and original issue date of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE THIRTEEN

SINKING FUNDS

Section 1301. Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 301 for Securities of such series.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment”. If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1302. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

Section 1302. Satisfaction of Sinking Fund Payments With Securities.

The Company (1) may deliver Outstanding Securities of a series (other than any previously called for redemption), and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

Section 1303. Redemption of Securities for Sinking Fund.

Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 1302 and stating the basis for such credit and that such Securities have not previously been so credited and will also deliver to the Trustee any Securities to be so delivered. Not less than 30 days before each such sinking fund payment date the Trustee (or, in the case of Global Securities, the Depositary in accordance with its customary policies and procedures) shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1203 and at the written request of the Company, cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1204. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 1206 and 1207.

ARTICLE FOURTEEN

GUARANTEE

Section 1401. Guarantee.

(a) Subject to this Article Fourteen, each of the Guarantors hereby, jointly and severally, irrevocably and unconditionally guarantees to each Holder of Securities authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company hereunder or thereunder, that:

(i) the principal of, premium, if any, and interest on the Securities shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Securities, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that their obligations hereunder are unconditional and absolute, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any any extension, renewal, settlement, compromise, waiver, consent or release in respect of any obligation by any Holder of the Securities with respect to any provisions hereof or thereof, any modification or amendment of or supplement to this Indenture or any

Security, any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in this Indenture or any Security, the existence of any claim, set-off or other rights which each Guarantor may have at any time against the Company, the Trustee or any other Person, whether in connection with this Indenture or any unrelated transactions (provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim), any invalidity or unenforceability relating to or against the Company for any reason of this Indenture or any Security, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Security or any other amount payable by the Company under this Indenture, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor, or any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Securities and this Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

Section 1402. Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article Fourteen, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 1403. Guarantors May Consolidate, etc., on Certain Terms.

(a) Except as otherwise provided in Section 1404 hereof, no Guarantor may consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, other than to the Company or another Guarantor, if it would result in the disposition of the consolidated properties and assets of the Company and its Subsidiaries (considered as a single enterprise) substantially as an entirety, unless, in each case:

(1) either (a) in the case of a consolidation or merger, the Guarantor is the surviving entity, or (b) the Person formed by or surviving such consolidation or merger (if other than the Guarantor) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made (such Person, the “Successor Guarantor”) expressly assumes, by supplemental indenture or other agreement executed and delivered to the Trustee and the Collateral Agent, as applicable, the Subsidiary Guarantee endorsed upon the Securities and the performance of every covenant of this Indenture on the part of the Guarantor to be performed or observed and all obligations under the Collateral Documents;

(2) the Successor Guarantor, if any, is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

(3) immediately after giving effect to such transactions, no Default or Event of Default exists; and

(4) the Guarantor has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such transaction complies with this Article and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

(b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the Successor Guarantor, by supplemental indenture, executed and delivered to the Trustee, of the Subsidiary Guarantee endorsed upon the Securities and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such Successor Guarantor thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued on the date of the execution hereof;

(c) Except as set forth in Article Fourteen hereof, any Guarantor may merge or consolidate with or transfer all or substantially all of its assets to an Affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing such Guarantor’s jurisdiction of organization or form of organization; provided that the successor assumes all of the Guarantor’s obligations under this Indenture and the Collateral Documents.

Section 1404. Stay of Acceleration.

If acceleration of the time for payment of any amount payable by the Company under this Indenture or the Securities is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.

Section 1405. Execution and Delivery of Guarantee.

The execution by each future Guarantor of a supplemental indenture, evidences the Subsidiary Guarantee of such Guarantor, whether or not the person signing as an officer of such Guarantor still holds that office at the time of authentication of any Security. The delivery of any Security by the Trustee after authentication constitutes due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of each Guarantor.

Section 1406. Releases.

(a) A Guarantor’s Subsidiary Guarantee with respect to the Securities of any series will be released automatically and immediately (without the necessity of any action by the Trustee) upon:

(i) the consummation of any sale or other disposition of all or substantially all of the properties or assets of that Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company;

(ii) the consummation of any sale or other disposition of the Capital Stock of that Guarantor (by way of merger, consolidation or otherwise) to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company; provided that the Guarantor ceases to be a Subsidiary of the Company as a result of the sale or other disposition;

(iii) the liquidation or dissolution of such Guarantor; provided no Default or Event of Default occurs as a result thereof or has occurred or is continuing;

(iv) such Guarantor consolidating with, merging into or transferring all of its properties or assets to the Company or another Guarantor, and as a result of, or in connection with, such transaction such Guarantor dissolves or otherwise ceases to exist;

(v) upon legal defeasance, covenant defeasance or satisfaction and discharge of this Indenture in respect of such series as provided in Article Four and Article Five hereof; and

(vi) at such time as such Guarantor has no express liability or potential liability pursuant to any Guarantee of any Indebtedness of the Company that has been or may be incurred under any Material Credit Facility, other than this Indenture and the Securities of such series.

(b) Upon delivery by the Company to the Trustee of an Officer’s Certificate to the effect that the action or event giving rise to a release has occurred as specified above, the Trustee shall, upon receipt by it of the documents described in Section 702, execute any documents reasonably requested by the Company or the Trustee in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee (such documents to be in form and substance reasonably satisfactory to the Trustee).

(c) Any Guarantor not released from its obligations under its Subsidiary Guarantee as provided in this Section 1404 will remain liable for the full amount of principal of and interest and premium, if any, on the Securities and for the other obligations of any Guarantor under this Indenture as provided in this Article Fourteen.

ARTICLE FIFTEEN

MISCELLANEOUS PROVISIONS

Section 1501. No Recourse Against Others.

An incorporator or any past, present or future director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. Such waiver and release shall be part of the consideration for the issue of the Securities.

Section 1502. Assignment; Binding Effect.

The Company shall have the right at all times to assign any of its rights or obligations under this Indenture to a direct or indirect wholly-owned subsidiary of the Company, provided that, in the event of any such assignment, the Company shall remain primarily liable for the performance of all such obligations. This Indenture may also be assigned by the Company in connection with a transaction described in Article Nine. This Indenture shall be binding upon and inure to the benefit of the Company, the Trustee, the Holders, any Security Registrar, Paying Agent, and Authenticating Agent and their respective successors and assigns.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The words “execution,” signed,” “signature” and words of like import in this Indenture or in any other certificate, agreement or document related to this Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the UCC.

Section 1503. USA PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The Company agrees that it will provide the Trustee with information about the Company as the Trustee may reasonably request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

Section 1504. Foreign Account Tax Compliance Act (FATCA).

The Company agrees (i) to provide the Trustee with such reasonable information as it has in its possession to enable the Trustee to determine whether any payments pursuant to this Indenture are subject to the withholding requirements described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof (“Applicable Law”), and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Law, for which the Trustee shall not have any liability.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

PG&E CORPORATION

By:	/s/ Margaret K. Becker
Name: Margaret K. Becker
Title: Senior Director and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Lawrence M. Kusch
Name: Lawrence M. Kusch
Title: Vice President

[Signature Page to Indenture (PG&E Corporation)]

Exhibit A – Form of Supplemental Indenture

FORM OF SUPPLEMENTAL INDENTURE

ADDITIONAL SUBSIDIARY GUARANTEES

THIS [     ] SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of             , 20      , among the subsidiary guarantors listed on Schedule I hereto (the “Guaranteeing Subsidiaries”), PG&E Corporation (or its permitted successor), a California corporation (the “Company”), the other Guarantors (as defined in the Indenture (as defined below)) and The Bank of New York Mellon Trust Company N.A., as trustee under the Indenture (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee (i) that certain indenture (the “Indenture,” as may be amended and supplemented from time to time), dated as of June 23, 2020, between the Company and the Trustee;

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s Securities under the Indenture (the “Subsidiary Guarantees”); and

WHEREAS, pursuant to Section 1107 of the Indenture, the Trustee, the Company and the other Guarantors, if any, are authorized and required to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Trustee, the Company and the other Guarantors, if any, mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Unless otherwise defined in this Supplemental Indenture, capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to be Bound; Guarantee. Each of the Guaranteeing Subsidiaries hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. Each of the Guaranteeing Subsidiaries hereby agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture. In furtherance of the foregoing, each of the Guaranteeing Subsidiaries shall be deemed to be a Guarantor for purposes of Article Fourteen of the Indenture.

3. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

4. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The words “execution,” signed,” “signature” and words of like import in this Indenture or in any other certificate, agreement or document related to this Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the UCC.

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5. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

6. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

7. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:                 , 20

[GUARANTEEING SUBSIDIARIES]

By:
Name:
Title:

PG&E CORPORATION

By:
Name:

Title:

[GUARANTORS]

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

[Signature Page to Supplemental Indenture]

4

SCHEDULE I

GUARANTEEING SUBSIDIARIES

Name	Jurisdiction

5